EXHIBIT 99.1

Marlin Reports First Quarter 2021 Results and Declares a Cash Dividend of $0.14 Per Share

First Quarter Summary:

  Net income of $6.9 million, or $0.57 per diluted share, up from a net loss of $11.8 million, or $1.00 per diluted share a year ago and down from net income of $15.3 million, or $1.28 per diluted share last quarter
  Ended the quarter with total stockholders’ equity of $201.7 million and a consolidated equity-to-assets ratio of 20.73%
  Total 30+ day delinquencies were 1.16%, down from 1.79% in the prior year and 1.63% in the fourth quarter; annualized net charge-offs of 1.67%, compared with 2.57% in the fourth quarter and 3.11% in the first quarter last year
  Total sourced origination volume of $83.8 million, down 0.3% from the prior quarter, and down 46.8% year-over-year. Average total finance receivables were $833.5 million, down 17.4% year-over-year
  Loss provision net benefit of $2.9 million with ending allowance for credit losses of $38.9 million; allowance as a percentage of receivables was 4.64% for equipment finance and 5.51% for working capital, down from prior quarter percentages of 5.07% for equipment finance and 6.02% for working capital;

MOUNT LAUREL, N.J., April 29, 2021 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ: MRLN), a nationwide provider of capital solutions to small businesses (“Marlin” or the “Company”), today reported first quarter 2021 net income of $6.9 million, or $0.57 per diluted share, compared with net income of $15.3 million, or $1.28 per diluted share in the prior quarter, and a net loss of $11.8 million, or $1.00 per diluted share a year ago.

Commenting on the Company’s results, Jeffrey A. Hilzinger, Marlin’s President and CEO, said, “Marlin’s first quarter results are highlighted by solid credit quality, improving origination volume trends and strong earnings. Our portfolio performed better than expected during the first quarter with delinquency and net charge-off metrics in-line with, or below, pre-pandemic levels. This, coupled with an improving macro-economic outlook resulted in a net release in loss reserves established last year in response to the pandemic. At the bottom line, net income of $6.9 million, or $0.57 per diluted share, expanded significantly from a year ago.”

Results of Operations
Total sourced origination volume for the first quarter of $83.8 million was down 46.8% from a year ago. Direct origination volume of $7.4 million in the first quarter was down 80.3% from $37.8 million in the first quarter of 2020. Indirect origination volume in the first quarter of 2021 was $76.2 million, down 33.0% from $113.8 million in the first quarter last year. Net Investment in Leases and Loans was $797.4 million, down 17.8% from first quarter last year, while total managed assets stood at approximately $1.0 billion, down 23.2% from the first quarter last year.

Net interest and fee margin as a percentage of average finance receivables was 8.39% for the first quarter, up 3 basis points from the fourth quarter of 2020 and down 95 basis points from a year ago. The sequential quarter increase was driven primarily by a decrease in interest expense resulting from lower deposit rates, partially offset by a decrease in new origination loan and lease yields, interest income, and lower fee income. The year-over-year decrease in margin percentage was primarily related to the decrease in new origination loan and lease yields and interest income. The Company’s interest expense as a percent of average total finance receivables was 157 basis points in the first quarter of 2021 compared with 187 basis points for the prior quarter and 225 basis points for the first quarter of 2020, resulting from lower rates and a shift in mix, as higher rate long-term debt pays down.

On an absolute basis, net interest and fee income was $17.5 million for the first quarter of 2021 compared with $23.6 million in the first quarter last year.

Marlin recorded a $2.9 million provision for credit losses net benefit in the first quarter of 2021, compared to $12.7 million provision net benefit in the fourth quarter of 2020, and $25.2 million provision net expense in the first quarter of 2020. The provision release in the first quarter of 2021 reflects better than expected portfolio performance, continued positive performance trends, and an improved macroeconomic outlook.

Non-interest income was $8.6 million for the first quarter of 2021, compared with $4.1 million in the prior quarter and $12.2 million in the prior year period. The sequential quarter increase is primarily due to property tax revenue that is seasonally high in the first quarter. The year-over-year decrease in non-interest income is primarily due to a $2.3 million decrease in gains from the sale of assets. Non-interest expense was $19.6 million for the first quarter of 2021, compared with $14.8 million in the prior quarter and $29.9 million in the first quarter of 2020. The sequential quarter increase was primarily due to higher general and administrative expenses related to property tax expense that is seasonally high in the first quarter. The year-over-year decrease was primarily due to a $6.7 million write-off of goodwill impairment in the prior year period.

Marlin recorded a $2.5 million tax expense in the first quarter, representing an effective tax rate of 26.9%. In the fourth quarter of 2020, the Company recorded a $4.8 million tax expense representing an effective tax rate of 23.9%, and in the first quarter of 2020, the Company recorded $7.4 million of tax benefit.

Portfolio Performance
Allowance for credit losses as a percentage of total finance receivables was 4.65% at March 31, 2021 compared with 5.09% at December 31, 2020.

For the three months ended March 31, 2021, the Company recorded a $2.9 million provision for credit losses net benefit, compared with $25.2 million provision net expense recognized in the first quarter of 2020 and a $12.7 million provision net benefit recorded for the fourth quarter of 2020. The provision release in the first quarter of 2021 was primarily due to positive changes in the outlook of macroeconomic assumptions to which the reserve is correlated as well as positive trends in portfolio performance.

As of March 31, 2021, the Company had $93.8 million total receivables that were modified, or 11.2% of total net investment, or $90.8 million (11.1%) Equipment Finance and $3.0 million (16.4%) of Working Capital. Total modified receivables for Equipment Finance and Working Capital declined 12.9% and 56.6%, respectively from corresponding amounts as of December 31st.

Equipment Finance receivables over 30 days delinquent were 116 basis points as of March 31, 2021, down 43 basis points from December 31, 2020, and down 66 basis points from March 31, 2020. Working Capital receivables over 15 days delinquent were 147 basis points as of March 31, 2021, down 353 basis points from December 31, 2020, and down 108 basis points from March 31, 2020. Annualized first quarter total net charge-offs were 1.67% of average total finance receivables versus 2.57% in the fourth quarter of 2020 and 3.11% a year ago.

Corporate Developments
On April 29, 2021, Marlin’s Board of Directors declared a $0.14 per share quarterly dividend. The dividend is payable on May 20, 2021, to shareholders of record on May 10, 2021. Based on the closing stock price on April 28, 2021, the annualized dividend yield on the Company’s common stock is 2.50%.

*Non-GAAP Financial Measures: Net income (loss) on an adjusted basis and adjusted efficiency ratio are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). See “Regulation G – Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, in accordance with Regulation G.

About Marlin
Marlin is a nationwide provider of capital solutions to small businesses with a mission of helping small businesses fulfill their American dream. Our products and services are offered directly to small businesses and through financing programs with independent equipment dealers and other intermediaries. For more information about Marlin, visit marlincapitalsolutions.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements represent only the company’s current beliefs regarding future events and are not guarantees of performance or results. All forward-looking statements (including statements regarding expectations of future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “could”, “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others (including but not limited to the impact of the COVID-19 pandemic), affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained under the headings “Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the United States Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are also available in the “Investors” section of our website. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on such forward-looking statements.

Regulation G – Non-GAAP Financial Measures
The Company uses certain financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company defines net income on an adjusted basis as net income excluding after-tax income and expenses that are deemed to be unusual in nature or infrequent in occurrence and are not indicative of the underlying performance of the business for the period presented. The Company defines diluted earnings per share on an adjusted basis, return on average assets on an adjusted basis and return on average equity on an adjusted basis as the calculation used for the “as reported” number substituting net income as reported with net income on an adjusted basis while using the same denominator in the “as reported” number, where appropriate. The Company defines efficiency ratio on an adjusted basis as the calculation used for the “as reported” ratio adjusting the numerator for any discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expense, and Rep and Warranty liability adjustments, as applicable. The Company adjusts the denominator in the “as reported” ratio for pass-through lease revenue that is required to be presented on a gross basis in the income statement, as applicable. The Company defines General and administrative annualized percent of average finance receivables, on an adjusted basis, as the calculation used for the “as reported” ratio, adjusting the numerator for any General and administrative discrete pre-tax adjustments used to present net income on an adjusted basis, acquisition related general and administrative expenses, Rep and Warranty liability adjustments, and pass-through lease expenses that are required to be presented on a gross basis in the income statement, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company defines Non-interest expense divided by average total managed assets, on an adjusted basis, as the calculation used for the “as reported” ratio adjusting the number for any non-interest expense discrete pre-tax adjustments used to present net income on an adjusted basis as well as the impact of pass-through lease expenses that are required to be presented on a gross basis in the income statement, acquisition related expenses, and Rep and Warranty liability adjustments, as applicable. The adjusted ratio uses the same denominator as the “as reported” ratio. The Company believes that these non-GAAP measures are useful performance metrics for management, investors and lenders, because it provides a means to evaluate period-to-period comparisons of the Company's financial performance without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance.

Non-GAAP financial measures should not be considered as an alternative to GAAP financial measures. They may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Investor Contacts:
Mike Bogansky, Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen, Addo Investor Relations
lglassen@addoir.com
424-238-6249

Marlin Business Services Corp. and Subsidiaries
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands, except share amounts)

	March 31,	December 31,
	2021	2020
ASSETS
Cash and due from banks	$5,244	$5,473
Interest-earning deposits with banks	105,378	130,218
Total cash and cash equivalents	110,622	135,691
Time deposits with banks	4,482	5,967
Restricted interest-earning deposits related to consolidated VIEs	4,358	4,719
Investment securities (amortized cost of $12.6 million and $11.5 million at March 31, 2021 and December 31, 2020, respectively)	12,373	11,624
Net investment in leases and loans:
Leases	319,092	337,159
Loans	517,249	532,125
Net investment in leases and loans, excluding allowance for credit losses (includes $23.2 million and $30.4 million at March 31, 2021 and December 31, 2020, respectively, related to consolidated VIEs)	836,341	869,284
Allowance for credit losses	(38,912)	(44,228)
Total net investment in leases and loans	797,429	825,056
Intangible assets	5,510	5,678
Operating lease right-of-use assets	7,648	7,623
Property and equipment, net	8,603	8,574
Property tax receivables, net of allowance	12,063	6,854
Other assets	9,776	10,212
Total assets	$972,864	$1,021,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$678,331	$729,614
Long-term borrowings related to consolidated VIEs	23,670	30,665
Operating lease liabilities	8,517	8,700
Other liabilities:
Sales and property taxes payable	10,916	6,316
Accounts payable and accrued expenses	26,086	27,734
Net deferred income tax liability	23,642	22,604
Total liabilities	771,162	825,633

Stockholders’ equity:
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,009,323 and 11,974,530
shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	120	120
Additional paid-in capital	76,682	76,323
Accumulated other comprehensive income (loss)	(115)	69
Retained earnings	125,015	119,853
Total stockholders’ equity	201,702	196,365
Total liabilities and stockholders’ equity	$972,864	$1,021,998

Marlin Business Services Corp. and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(Dollars in thousands, except share amounts)

	Three Months Ended March 31,
	2021	2020

Interest income	$18,288	$26,465
Fee income	2,455	2,766
Interest and fee income	20,743	29,231
Interest expense	3,263	5,680
Net interest and fee income	17,480	23,551
Provision for credit losses	(2,936)	25,150
Net interest and fee income (loss) after provision for credit losses	20,416	(1,599)

Non-interest income:
Gain on leases and loans sold	-	2,282
Insurance premiums written and earned	1,998	2,282
Other income	6,574	7,639
Non-interest income	8,572	12,203
Non-interest expense:
Salaries and benefits	8,373	9,519
General and administrative	11,246	13,605
Goodwill impairment	-	6,735
Non-interest expense	19,619	29,859
Income (loss) before income taxes	9,369	(19,255)
Income tax expense (benefit)	2,518	(7,434)
Net income (loss)	$6,851	$(11,821)

Basic earnings (loss) per share	$0.57	$(1.00)
Diluted earnings (loss) per share	$0.57	$(1.00)

Marlin Business Services Corp. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except share amounts)

	Three Months Ended March 31,
	2021	2020

Net income (loss) as reported	$6,851	$(11,821)
Deduct:
Goodwill impairment	-	(6,735)
Tax effect	-	1,614
Total adjustments, net of tax	-	(5,121)

Net tax benefit resulting from the CARES Act of 2020	-	3,256

Net income (loss) on an adjusted basis	$6,851	$(9,956)

Diluted earnings (loss) per share as reported	$0.57	($1.00)
Diluted earnings (loss) per share on an adjusted basis	$0.57	($0.84)
Return on Average Assets as reported	2.78%	-3.98%
Return on Average Assets on an adjusted basis	2.78%	-3.35%
Return on Average Equity as reported	13.89%	-22.75%
Return on Average Equity on an adjusted basis	13.89%	-19.16%

Efficiency Ratio numerator as reported	$19,619	$29,859
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	(6,735)
Acquisition related expenses	(160)	(378)
Recourse & Rep & Warranty liability adjustment	(199)	(807)
Pass-through expenses	(5,570)	(6,002)
Efficiency ratio numerator on an adjusted basis	$13,690	$15,937

Efficiency Ratio denominator as reported	$26,052	$35,754
Adjustments to Denominator:
Pass-through revenue	(5,020)	(5,504)
Efficiency Ratio denominator on an adjusted basis	$21,032	$30,250

Efficiency Ratio as reported	75.31%	83.51%
Efficiency Ratio on an adjusted basis	65.09%	52.68%

Marlin Business Services Corp. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except share amounts)

	Three Months Ended March 31,
	2021	2020

Non-interest Expense / Average total managed assets numerator, as reported	$19,619	$29,859
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	(6,735)
Acquisition related expenses	(160)	(378)
Recourse & Rep & Warranty liability adjustment	(199)	(807)
Pass-through expenses	(5,570)	(6,002)
Non-interest Expense / Average total managed assets numerator, on an adjusted basis	$13,690	$15,937

Non-interest Expense / Average total managed assets as reported	7.49%	8.89%
Non-interest Expense / Average total managed assets on an adjusted basis	5.23%	4.74%

General and administrative expense Annualized % of Average
Finance Receivables numerator as reported	$11,246	$13,605
Adjustments to Numerator:
Expense adjustments as seen in Net Income reconciliation above	-	-
Acquisition related expenses	(168)	(200)
Rep & Warranty liability adjustment	(199)	(807)
Pass-through expenses	(5,570)	(6,002)
General and administrative expense Annualized % of Average
Finance Receivables numerator as adjusted	$5,309	$6,596

General and administrative expense Annualized % of Average
Finance Receivables as reported	5.40%	5.39%
General and administrative expense Annualized % of Average
Finance Receivables on an adjusted basis	2.55%	2.62%

Marlin Business Services Corp. and Subsidiaries
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021

Net Income (Loss)
Net Income	($11,821)	($5,882)	$2,743	$15,302	$6,851

Annualized Performance Measures:
Return on Average Assets	-3.98%	-1.88%	0.98%	5.74%	2.77%
Return on Average Stockholders' Equity	-22.75%	-12.41%	6.00%	33.59%	13.89%

EPS Data:
Net Income (Loss) Allocated to Common Stock	($11,821)	($5,882)	$2,707	$15,112	$6,766
Basic Earnings (loss) per Share	($1.00)	($0.50)	$0.23	$1.28	$0.57
Diluted Earnings (loss) per Share	($1.00)	($0.50)	$0.23	$1.28	$0.57
Number of Shares - Basic	11,876,147	11,760,479	11,791,141	11,825,693	11,834,415
Number of Shares - Diluted	11,876,147	11,760,479	11,832,413	11,841,134	11,869,218

Cash Dividends Declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

New Asset Production:
Direct Originations	$37,821	$6,617	$8,381	$8,658	$7,437
Indirect Originations	$113,760	$58,802	$58,736	$74,353	$76,245
Total Originations (6)	$151,581	$65,419	$67,117	$83,011	$83,682

Equipment Finance Originations	$127,681	$64,572	$65,764	$75,873	$75,272
Working Capital Loans Originations	$23,900	$847	$1,353	$7,138	$8,410
Total Originations (6)	$151,581	$65,419	$67,117	$83,011	$83,682

Assets originated for sale in the period	$3,301	$1,135	$62	$0	$0
Assets referred in the period	$2,509	$664	$1,297	$1,046	$84
Total Sourced Originations (6)	$157,391	$67,218	$68,476	$84,057	$83,766

Implicit Yield on Originations:
Total (6)	12.45%	9.16%	9.34%	9.63%	9.46%
Direct	21.69%	13.80%	15.76%	19.85%	21.22%
Indirect	9.39%	8.64%	8.42%	8.38%	8.32%
Equipment Finance	8.95%	8.80%	8.77%	7.97%	7.63%
Working Capital	31.16%	36.75%	36.62%	26.72%	25.85%

Paycheck Protection Program Loans Originated	$0	$4,178	$202	$0	$0
Implicit Yield on Paycheck Protection Loans Originated	n/a	4.56%	2.76%	n/a	n/a

Assets sold in the period	$22,929	$1,127	$4,286	$0	$0

_________________
(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of March 31, 2021 includes restructured contracts totaling $12.1 million for Equipment Finance and $0.3 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021

Impact Yield on Organizations:
# of Leases / Loans Equipment Finance	5,863	3,178	3,410	3,552	3,687
Equipment Finance Approval Percentage	46%	37%	40%	44%	44%
Average Monthly Equipment Finance Sources	932	518	547	566	555

Net Interest and Fee Margin (NIM)
Percent of Average Total Finance Receivables:
Interest Income	10.49%	9.90%	9.69%	9.06%	8.78%
Fee Income (5)	1.10%	1.00%	1.21%	1.17%	1.18%
Interest and Fee Income	11.59%	10.90%	10.90%	10.23%	9.96%
Interest Expense	2.25%	2.22%	2.03%	1.87%	1.57%
Net Interest and Fee Margin (NIM)	9.34%	8.68%	8.87%	8.36%	8.39%

Cost of Funds (1)	2.50%	2.17%	2.13%	1.97%	1.79%

Interest Income Equipment Finance	$21,076	$19,985	$19,719	$18,068	$16,901
Interest Income Working Capital Loans	$4,932	$4,095	$2,526	$1,515	$1,303

Average Total Finance Receivables	$1,008,823	$979,313	$924,635	$869,625	$833,474
Average Net Investment Equipment Finance	$947,696	$928,210	$886,990	$845,487	$813,263
Average Working Capital Loans	$61,127	$51,103	$33,696	$23,019	$19,062

End of Period Net Investment in leases and loans, net of allowance
Equipment Finance	$918,264	$876,919	$823,712	$806,229	$780,089
Working Capital Loans	$51,812	$34,116	$23,016	$18,827	$17,340
Total Owned Leases and Loans (2)	$970,076	$911,035	$846,728	$825,056	$797,429

Assets Serviced for Others	$328,252	$296,401	$261,144	$229,530	$199,080

Total Managed Assets	$1,298,328	$1,207,436	$1,107,872	$1,054,586	$996,509

Average Total Managed Assets	$1,343,862	$1,292,052	$1,203,502	$1,114,929	$1,047,854

Restructured Receivables:
Payment Deferral Modification Program
Equipment Finance	$12,530	$115,941	$117,672	$104,287	$90,843
Working Capital	$6,987	$17,876	$12,210	$6,922	$3,004
Total - $	$19,517	$133,817	$129,882	$111,209	$93,847

Total - as a % of Ending Finance Receivables	2.00%	13.70%	14.30%	12.80%	11.22%
Total - # of Active Modified Contracts	520	5,017	5,237	4,809	4,356

Other Restructured Contracts	$3,096	$1,751	$1,035	$922	$822

_________________

(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of March 31, 2021 includes restructured contracts totaling $12.1 million for Equipment Finance and $0.3 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021

Portfolio Asset Quality:

Allowance
Total	$52,060	$63,644	$61,325	$44,228	$38,912
% of Total Finance Receivables	5.09%	6.53%	6.75%	5.09%	4.65%

Equipment Finance	$44,860	$55,682	$57,869	$43,022	$37,902
% of Net Investment Equipment Finance	4.66%	5.97%	6.57%	5.07%	4.64%

Working Capital Loans	$7,200	$7,962	$3,456	$1,206	$1,010
% of Total Working Capital Loans	12.20%	18.92%	13.06%	6.02%	5.51%

Net Charge-offs
Total	$7,846	$8,494	$10,488	$5,588	$3,475
% on Avg. Finance Receivables, Annualized	3.11%	3.47%	4.54%	2.57%	1.67%

Equipment Finance	$6,603	$7,872	$9,956	$5,203	$3,070
% on Avg. Equipment Finance, Annualized	2.79%	3.39%	4.49%	2.46%	1.51%

Working Capital Loans	$1,243	$622	$532	$385	$405
% of Avg. Working Capital Loans, Annualized	8.13%	4.87%	6.32%	6.69%	8.50%

Delinquency
Total Finance Receivables:
30+ Days Past Due	1.79%	3.83%	2.15%	1.63%	1.16%
60+ Days Past Due	1.00%	2.46%	1.42%	0.77%	0.62%

Equipment Finance:
30+ Days Past Due	1.82%	3.90%	2.13%	1.59%	1.16%
60+ Days Past Due	1.05%	2.52%	1.42%	0.78%	0.63%

Working Capital Loans:
15+ Days Past Due	2.55%	4.38%	3.93%	5.00%	1.47%
30+ Days Past Due	1.14%	2.68%	2.94%	3.69%	1.05%

Total Finance Receivables:
30+ Days Past Due	$18,249	$37,347	$19,527	$14,209	$9,704
60+ Days Past Due	$10,220	$24,015	$12,925	$6,717	$5,203

Equipment Finance:
30+ Days Past Due	$17,576	$36,217	$18,750	$13,468	$9,511
60+ Days Past Due	$10,156	$23,353	$12,546	$6,582	$5,109

Working Capital Loans:
15+ Days Past Due	$1,504	$1,843	$1,041	$1,001	$269
30+ Days Past Due	$673	$1,130	$777	$741	$193

_________________

(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of March 31, 2021 includes restructured contracts totaling $12.1 million for Equipment Finance and $0.3 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021

Portfolio Asset Quality:
Non-Accrual
Total	0.66%	1.13%	0.92%	1.64%	1.68%
Equipment Finance	0.62%	1.06%	0.82%	1.57%	1.67%
Working Capital Loans	1.28%	2.83%	4.32%	4.65%	1.87%

Total (7)	$6,705	$11,031	$8,375	$14,289	$14,013
Equipment Finance	$5,950	$9,842	$7,231	$13,357	$13,669
Working Capital Loans	$755	$1,189	$1,144	$932	$344

Expense Ratios:
Salaries and Benefits Expense	$9,519	$7,668	$8,515	$8,081	$8,373
As a % of Avg. Fin. Receivables (annualized)	3.77%	3.13%	3.68%	3.72%	4.02%

Total personnel end of quarter	339	240	247	254	262

General and Administrative Expense	$13,605	$5,847	$4,717	$6,745	$11,246
As a % of Avg. Fin. Receivables (annualized)	5.39%	2.39%	2.04%	3.10%	5.40%

Adjusted General and Administrative Expense
As a % of Avg. Fin. Receivables (3)	2.62%	2.21%	2.40%	2.81%	2.55%

Non-Interest Expense/Average Total Managed Assets	8.89%	4.18%	4.74%	5.32%	7.49%
Adjusted Non-Interest Expense/Average Total Managed Assets (4)	4.74%	3.75%	4.36%	5.05%	5.23%

Efficiency Ratio	83.51%	53.92%	57.64%	66.51%	75.31%
Adjusted Efficiency Ratio (4)	52.68%	47.58%	53.38%	63.93%	65.09%

_________________

(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of March 31, 2021 includes restructured contracts totaling $12.1 million for Equipment Finance and $0.3 million for Working Capital.

Marlin Business Services Corp. and Subsidiaries
Supplemental Quarterly Data
(Dollars in thousands, except share amounts)

Quarter Ended:	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021

Balance Sheet:

Assets
Investment in Leases and Loans	$1,002,611	$956,981	$891,940	$854,701	$822,706
Initial Direct Costs and Fees	19,525	17,698	16,113	14,583	13,635
Reserve for Credit Losses	(52,060)	(63,644)	(61,325)	(44,228)	(38,912)
Net Investment in Leases and Loans	$970,076	$911,035	$846,728	$825,056	$797,429
Cash and Cash Equivalents	211,070	211,706	195,132	135,691	110,622
Restricted Cash	6,474	6,072	5,771	4,719	4,358
Other Assets	75,917	67,402	58,320	56,532	60,455
Total Assets	$1,263,537	$1,196,215	$1,105,951	$1,021,998	$972,864

Liabilities
Deposits	941,996	902,191	823,707	729,614	678,331
Total Debt	62,193	50,890	39,833	30,665	23,670
Other Liabilities	70,858	62,130	60,061	65,353	69,161
Total Liabilities	$1,075,047	$1,015,211	923,601	825,632	771,162

Stockholders' Equity
Common Stock	$119	$119	$120	$120	$120
Paid-in Capital, net	75,647	75,606	75,893	76,323	76,682
Other Comprehensive Income (Loss)	20	86	93	69	(115)
Retained Earnings	112,704	105,193	106,244	119,854	125,015
Total Stockholders' Equity	$188,490	$181,004	$182,350	$196,366	$201,702

Total Liabilities and
Stockholders' Equity	$1,263,537	$1,196,215	$1,105,951	$1,021,998	$972,864

Capital and Leverage:
Equity	$188,490	$181,004	$182,350	$196,366	$201,702
Debt to Equity	5.33	5.27	4.74	3.87	3.48
Equity to Assets	14.92%	15.13%	16.49%	19.21%	20.73%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	16.18%	15.05%	16.92%	18.78%	20.68%
Common Equity Tier 1 Risk-based Capital	18.64%	19.33%	21.17%	22.74%	23.79%
Tier 1 Risk-based Capital	18.64%	19.33%	21.17%	22.74%	23.79%
Total Risk-based Capital	19.94%	20.65%	22.49%	24.04%	25.08%

_________________

(1) COF is defined as interest expense for the period divided by average interest bearing liabilities, annualized
(2) Net investment in total finance receivables includes net investment in Equipment Finance leases and loans and Working Capital Loans.
(3) Adjusted General and administrative adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(4) Adjusted non-interest expense adjusts certain items, as defined in the reconciliation of GAAP to Non-GAAP financial measures.
(5) Effective January 1, 2020, in connection with the adoption of ASU 2016-13 "CECL", residual income is no longer recorded as a component of fee income and instead is presented within the allowance for loan loss
(6) Excludes Paycheck Protection Program Loans Originated
(7) Non-Accrual as of March 31, 2021 includes restructured contracts totaling $12.1 million for Equipment Finance and $0.3 million for Working Capital.